SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K
                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)      January 13, 2003


                        Integrated Security Systems, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                  1-11900                    75-2422983
    -----------------      ------------------------      -------------------
    (State or other        (Commission File Number)      (I.R.S. Employer
    jurisdiction                                         Identification No.)
    of incorporation)


    8200 Springwood Drive, Suite 230, Irving, TX              75063
    --------------------------------------------            ----------
      (Address of principal executive offices)              (Zip Code)


    Registrant's telephone number, including area code    (972) 444-8280


         (Former name or former address, if changed since last report.)



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Item 5.  Other Events.

In exchange for an aggregate of $100,000 cash investment, on January 13, 2003, Integrated Security Systems, Inc. issued a promissory note to The Rundell Foundation. C. A. Rundell, Jr., who is Chairman and Chief Executive Officer of the Company, is also a Trustee of the Rundell Foundation. The promissory note is in the original principal amount of $100,000 and has an annual interest rate of 9%. The promissory note, plus interest, is due on January 13, 2004. Interest is payable in monthly installments on the first day of each month. The promissory note is attached as an exhibit to this Current Report on Form 8-K.

As a part of this transaction, on January 13, 2003, Integrated Security Systems, Inc. issued a stock purchase warrant to The Rundell Foundation. The stock purchase warrants entitles the foundation to purchase from the Company 500,000 fully paid and non-assessable shares of Common Stock, $0.01 par value, of the Company for $0.20 per share. The stock purchase warrant is attached as an exhibit to this Current Report on Form 8-K.


Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

    4.1 Promissory Note, dated January 13, 2003, payable to The Rundell Foundation in the amount of $100,000.

    4.2 Stock Purchase Warrant, dated January 13, 2003, issued to The Rundell Foundation.




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                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Integrated Security Systems, Inc.
                                      ---------------------------------
                                      (Registrant)


 January 17, 2003                     /S/ C. A. Rundell, Jr.
 ----------------                     ---------------------------------
 (Date)                               C. A. Rundell, Jr.
                                      Director, Chairman of the Board and Chief
                                      Executive Officer (Principal Executive and
                                      Financial Officer)




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                                  Exhibit Index

 Exhibit
 Number       Description
 --------     ------------------------------------------------------------------

 4.1 Promissory Note, dated January 13, 2003, payable to The Rundell Foundation in the amount of $100,000.

 4.2 Stock Purchase Warrant, dated January 13, 2003, issued to The Rundell Foundation.








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